EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•
Registration Statements pertaining to the Amended and Restated 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities Inc. (Form S-8 No. 333-34223, Form S-8 No. 333-60075, Form S-8 No. 333-152433, Form S-8 No. 333-167889, and Form S-8 No. 333-197212),

•	Registration Statement (Form S-3 No. 333-207762) of Alexandria Real Estate Equities, Inc., and in the related Prospectus,

•	Registration Statement (Form S-3/A No. 333-56449) of Alexandria Real Estate Equities, Inc., and in the related Prospectus, and

•	Registration Statement (Form S-3/A No. 333-81985) of Alexandria Real Estate Equities, Inc., and in the related Prospectus;

of our reports dated February 2, 2016, with respect to the consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc., and the effectiveness of internal control over financial reporting of Alexandria Real Estate Equities, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Los Angeles, California

February 2, 2016